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                                                                    EXHIBIT 23.2

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 14, 1996 (except with respect to the matter discussed in Note 15 to the Company's financial statements, as to which the date is February 28, 1997) included in Physician Sales & Service, Inc.'s Current Report on Form 8-K/A filed March 5, 1997 related to the Company's financial statements for the fiscal year ended March 29, 1996 and to all references to our Firm included in this registration statement.

                                        Arthur Andersen LLP


Jacksonville, Florida
March 11, 1997